UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 28, 2006
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement
Retirement Compensation Arrangements with T. Gerald Hickman. T. Gerald Hickman, Vice President of the Registrant and Senior Vice President and General Manager of its EMS Wireless division, has retired from these positions effective July 7, 2006. On July 28, 2006, the Registrant’s Board of Directors, pursuant to the recommendation of its Compensation Committee, approved arrangements under which Mr. Hickman will continue to receive his normal salary through January 19, 2007, and will be available during that period to provide consultation and advice concerning the operations and management of the EMS Wireless division. In addition to other vested benefits under retirement, stock option, stock purchase and deferred compensation plans Mr. Hickman is entitled to receive, the Company has agreed to reimburse him for the cost of his wife’s COBRA health insurance premiums through December 31, 2007.
Restricted Stock Awards for Certain Executive Officers. On July 28, 2006, the Compensation Committee of the Registrant’s Board of Directors awarded 10,000 shares of the Registrant’s common stock to each of James S. Childress, Vice President of the Registrant and President and General Manager of the LXE division, and Neilson A. Mackay, Vice President of the Registrant and Senior Vice President and General Manager of the SATCOM division, subject to continued service requirements. In each case, the shares will be delivered to, and will become available for sale by, the individuals at the rate of 2,000 shares on July 28, 2007, and 2,000 additional shares on each of the next four anniversaries of that date, if on those dates the recipient continues to be an employee of the Registrant.
Supplemental Incentive Compensation Arrangements with Certain Executive Officers. On July 28, 2006, the Registrant’s Board of Directors, acting pursuant to the recommendation of its Compensation Committee, approved potential incentive compensation of $20,000 to Don T. Scartz, Executive Vice President and Chief Financial Officer, payable if the Registrant’s operating income for the balance of 2006 exceeds management’s current internal forecasts by a specified amount believed by the Board to be significant. Similar potential incentive compensation, but at lower amounts, will be paid to certain other officer and non-officer personnel in the event the Registrant or its Defense & Space Systems division achieve such specified improvements in forecasted operating income for the balance of 2006.
Modification of CEO Relocation Arrangements. On July 28, 2006, the Registrant’s Board of Directors, acting pursuant to the recommendation of its Compensation Committee, approved an extension of the maximum period for completion of the relocation of Paul B. Domorski and his family to the Atlanta area, from August 31, 2006 to August 31, 2007, as determined in the discretion of the Chairman of the Board. During the relocation period, the Registrant pays Mr. Domorski’s reasonable travel and Atlanta apartment costs. The extension was approved in order to provide Mr. Domorski with a longer period of time to sell his existing home in an increasingly difficult real estate market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: August 3, 2006	By:	/s/ Don T. Scartz

Don T. Scartz Executive Vice President, Chief Financial Officer and Treasurer